                                                                       Exhibit 1


                        1,389,000 Shares of Common Stock



                                  EVERCEL, INC.



                         STANDBY UNDERWRITING AGREEMENT



                                                                 February , 1999




Burnham Securities Inc.
Loeb Partners Corporation
c/o Burnham Securities Inc.
1325 Avenue of the Americas
17th Floor
New York, New York 10019

Dear Sirs:

        Evercel, Inc., a Delaware corporation (the "COMPANY"), proposes to grant (the "RIGHTS OFFERING") to its stockholders of record on February __, 1999 (the "RECORD DATE") rights (the "Rights") to purchase 1,389,000 shares of common stock, par value $.01 per share ("COMMON STOCK") of the Company, plus up to an additional 208,350 shares (the "Oversubscription Shares") of Common Stock to cover exercises of excess oversubscription privileges as more fully described in
Section 4 below, and to issue and to sell to Burnham Securities Inc. and Loeb Partners Corporation (the "UNDERWRITERS") any and all of the 1,389,000 shares of Common Stock which had been offered by the Company pursuant to the Rights but which were not acquired through the exercise of Rights in the Rights Offering (the "UNSUBSCRIBED SHARES"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 208,350 shares (the "OPTIONAL SHARES") of Common Stock, as provided in Section 2(b) of this Agreement. The Unsubscribed Shares and, if and to the extent issued, the Optional Shares are collectively called the "Underwritten Shares." The shares of Common Stock acquired pursuant to the exercise of Rights (including the Oversubscription Shares, if and to the extent issued) and the Underwritten Shares are collectively called the "SHARES."

        The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form SB-2 (File No. 333-64931), including a prospectus subject to completion, for the registration of the Rights and the Shares under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act"). The Company may have filed one or more amendments thereto, including a prospectus subject to completion, each of which has previously been furnished to the Underwriters. After the Registration Statement has been declared effective by the Commission under the Act and after the execution of this Agreement, the Company will file with the Commission a prospectus in the form most recently included in an amendment to such registration statement, with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Underwriters prior to execution of this Agreement. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Act, including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act, is called the "REGISTRATION STATEMENT." Any prospectus subject to completion included in the Registration Statement is called a "PRELIMINARY PROSPECTUS." The prospectus first filed with the Commission pursuant to Rule 424(b) under the Act is called the "PROSPECTUS." All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). For purposes of the representations and warranties contained herein, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus.

        For all periods prior to February ___, 1999, the date of the execution of that certain Distribution Agreement between the Company and Energy Research Corporation, a New York corporation, references in this Agreement to the Company shall include the battery business group of Energy Research Corporation.

        The Company hereby confirms its agreements with the Underwriters as follows:

         1. REPRESENTATION AND WARRANTIES. The Company represents and warrants to and agrees with each Underwriter that:

         (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement has been declared effective by the Commission under the Act. The Company has complied with all requests of the Commission for additional or supplemental information. Neither the Commission nor any Blue Sky or securities authority of any jurisdiction has issued any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

                Each Preliminary Prospectus and the Prospectus when filed complied or will comply in all material respects with the Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), the text of such electronic transmission was or will be identical to the text of the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Underwritten Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Underwriters expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been or will not be described or filed as required.

         (b) OFFERING MATERIALS FURNISHED TO UNDERWRITERS. The Company has delivered to the Underwriters two complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and Preliminary Prospectuses, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested.

         (c) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company has not distributed and will not distribute, prior to the completion of the Underwriters' distribution of the Underwritten Shares, any offering material in connection with the offering and sale of the Underwritten Shares other than the Prospectus or the Registration Statement.

                (d) INCORPORATION, GOOD STANDING AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with full power and authority to own, lease, and operate its properties (which term wherever used in this Agreement with reference to the Company includes material contractual rights, unless otherwise indicated by the context) and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in all jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not have a material adverse effect on its business, operations, financial condition, income or business prospects.

         (e) PREPARATION OF FINANCIAL STATEMENTS. The Company's financial statements, together with related notes, filed with the Commission as part of the Registration Statement and included in the Prospectus, present fairly the financial position, results of operations and cash flows of the Company at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles applied consistently throughout the periods involved, except as otherwise expressly stated in the related notes thereto, and all adjustments necessary for a fair presentation of results for such periods have been made. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Registration Statement and the Prospectus under the captions "Prospectus Summary--Summary Financial Data," "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the books and records of the Company.

         (f) INDEPENDENT ACCOUNTANTS. KPMG LLP are independent public accountants within the meaning of the Act and have certified those financial statements designated as audited which have been filed with the Commission as part of the Registration Statement and, as experts, have reviewed certain information of a financial or accounting nature included in the Registration Statement and the Prospectus.


         (g) CAPITALIZATION, AUTHORIZATION OF THE SHARES AND OTHER CAPITAL STOCK MATTERS. The authorized, issued, and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The Common Stock (including the Shares) conforms to the description thereof contained in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. All of the Rights have been duly authorized and, when issued and distributed as described in the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company having the rights described in the Registration Statement and the Prospectus. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. None of the Rights when issued will have been issued in violation of any preemptive rights, rights of first refusal or other similar rights. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Registration Statement and the Prospectus. The description of the Company's equity incentive plan and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The shares of Common Stock acquired pursuant to the exercise of Rights have been duly authorized for issuance and sale to the holders of the Rights and, when any such shares are issued and delivered by the Company pursuant to the exercise of

Rights, such shares will be duly and validly issued and fully paid and nonassessable. The Underwritten Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when any Underwritten Shares are issued and delivered by the Company pursuant to this Agreement, such shares will be duly and validly issued and fully paid and nonassessable.

         (h) STOCK EXCHANGE LISTING. The Common Stock (including the Shares) has been approved for listing on the Boston Stock Exchange and the Nasdaq SmallCap Market.

         (i) SUBSIDIARIES AND OTHER ENTERPRISES. Except as described in the Registration Statement and the Prospectus, the Company has no subsidiaries and has no ownership or proprietary interest in any other business, corporation, firm, partnership, joint venture, association or other entity and is not party to any agreement or understanding, written or oral, regarding the acquisition of, or of an interest in, any business, corporation, firm, partnership, joint venture, association or other entity.

         (j) TITLE TO PROPERTIES. The Company has good and marketable title to all properties and assets reflected as owned by it in the financial statements referred to in Section 1(e) above (or elsewhere in the Registration Statement or the Prospectus), free and clear of all security interests, mortgages, liens, charges, encumbrances, restrictions, claims and other defects, except such as
(i) are described in the Registration Statement and the Prospectus or (ii) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

         (k) NECESSARY PERMITS, etc. Except as described in the Registration Statement and the Prospectus, the Company possesses such valid and current certificates, authorizations or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of any proceeding relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

         (l) CONSENTS, APPROVALS, etc. No consent, approval, authorization, or order of, or registration or filing with, any court or any governmental or regulatory agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or by the Registration Statement and the Prospectus, except such as may be required under the Act or Blue Sky or securities laws of any jurisdiction and by the National Association of Securities Dealers, Inc. ("NASD").

         (m) TAX LAW COMPLIANCE. The Company has filed all tax returns required to be filed by it, or has received extensions of the time within which such returns must be filed, and is not in default in the payment of any taxes which have become due pursuant to any law or any assessment. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(e) above in respect of all taxes for all periods as to which the tax liability of the Company has not been finally determined.

         (n) THE UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable federal or state securities laws or public policy underlying such laws and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (o) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; Compliance with Laws. The Company is neither in violation of its certificate of incorporation or bylaws nor in default (or, with the giving of notice or lapse of time, would be in default) ("DEFAULT") in the performance or observance of any obligation, agreement, covenant, or condition contained in any bond, debenture, note, or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets may be subject (each, an "EXISTING INSTRUMENT"), except for such Defaults as would not, individually or in the aggregate, have a material adverse effect on the Company's business, operations, financial condition, income or business prospects. The Company is not in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign , except for such violations as would not, individually or in the aggregate, have a material adverse effect on the Company's business, operations, financial condition, income or business prospects. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the Company's certificate of incorporation or bylaws, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any security interest, mortgage, lien, charge, encumbrance, restriction, claim or other defect upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, security interests, mortgages, liens, charges, encumbrances, restrictions, claims or other defects as would not, individually or in the aggregate, have a material adverse effect on the Company's business, operations, financial condition, income or business prospects, and except for such consents as have been obtained and (iii) will not result in any violation of any law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, or court, domestic or foreign, except for such violations as would not, individually or in the aggregate, have a material adverse effect on the Company's business, operations, financial condition, income or business prospects.

         (p) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Prospectus and prior to the First Closing Date (as defined in Section 3(a) below), except as may otherwise be stated in the Prospectus, (i) there has not been and will not be any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, of the Company, or in the business, operations, income, properties, management, or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) there has not been and will not be any transactions or agreements entered into by the Company, other than transactions or agreements in the ordinary course of business or transactions or agreements which are not material to the Company,
(iii) there has not been and will not be any dividend or distribution of any kind declared, paid, or made by the Company on its capital stock, (iv) the Company has not incurred and will not incur any liabilities or obligations (indirect, direct or contingent), except in the ordinary course of business, (v) there has not been and will not be any change in the capital stock of the Company or any increase in the long-term indebtedness of the Company and (vi) the Company has not and will not have sustained a loss of, or damage to, its properties (whether or not insured) which could reasonably be expected to affect materially and adversely the business, operations, financial condition, income or business prospects of the Company.

         (q) NO MATERIAL ACTIONS OR PROCEEDINGS. Except as may otherwise be stated in the Registration Statement and the Prospectus, no action, suit, or proceeding at law or in equity is pending or, to the knowledge of the Company, threatened against the Company or any officer or director of the Company or affecting the Company's properties or assets in, before, or by any court, governmental commission, board, or other administrative agency, in which an unfavorable decision, ruling or finding could reasonably be expected, individually or in the aggregate, to affect materially and adversely the consummation of the transactions contemplated by this Agreement and the Registration Statement and the Prospectus or the business, operations, financial condition, income, properties, management or business prospects of the Company.

         (r) NO UNLAWFUL PAYMENTS. Neither the Company nor, to the best knowledge of the Company and its management after reasonable investigation, any employee or agent of the Company has made any payment to any official of, or candidate for, any federal, state or foreign office prohibited by law or of the character required to be disclosed in the Prospectus, and no funds of the Company have been set aside to be used for any such payment.

         (s) REGISTRATION RIGHTS. Other than as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

         (t) NO FINDER'S FEES. No person other than the Underwriters is entitled, directly or indirectly, to compensation from the Company or from the Underwriters for services as a finder in connection with the transactions contemplated by this Agreement or the Registration Statement or the Prospectus.

         (u) INTELLECTUAL PROPERTY RIGHTS. The Company owns or possesses sufficient patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "INTANGIBLES") reasonably necessary to conduct its business as presently conducted and as the Registration Statement and the Prospectus indicate it contemplates conducting. All Intangibles material to the Company's business that the Company owns or has pending, or which it is licensed, are in good standing and the Company has not received any notice that any such Intangibles are contested. The Company has not granted any other person any right to use any Intangible used in the business of the Company as presently conducted or as the Registration Statement and the Prospectus indicate it contemplates conducting (except as may be so designated in the Registration Statement or the Prospectus). The Company has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. To the knowledge of the Company, there is no Intangible of others that has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

         (v) INSURANCE. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a material adverse effect on the Company's business, operations, financial condition, income or business prospects (without taking into account cost changes in the insurance industry unrelated to the Company).

         (w) NO PRICE STABILIZATION OR MANIPULATION. Neither the Company, nor to the Company's best knowledge, any of its affiliates (other than as described in the Registration Statement and the Prospectus under the caption "The Standby Underwriting"), has taken or will take, directly or indirectly, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Underwritten Shares.

         (x) RELATED PARTY TRANSACTIONS. There are no related-party transactions involving the Company or any other person required to be described in the Registration Statement and the Prospectus which have not been described as required.

                (y) ACCOUNTING SYSTEMS. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (z) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as would not, individually or in the aggregate, have a material adverse effect on the Company's business, operations, financial condition, income or business prospects, (i) the Company is not in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice received by the Company from any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any location owned, leased or operated by the Company, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any such Environmental Claim the Company has retained or assumed either contractually or by operation of law.

         (aa) ERISA Compliance. The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under
Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

      2. SALE AND PURCHASE OF SHARES.

         (a) UNSUBSCRIBED SHARES. On the basis of the representations, warranties, and agreements and subject to the terms and conditions stated in this Agreement, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, any and all Unsubscribed Shares at the purchase price of $6.00 per share (the "SUBSCRIPTION PRICE") in the percentages set forth opposite their names on SCHEDULE A, subject to deduction of fees payable by the Company pursuant to
Section 6 of this Agreement.

         (b) Optional Shares. In addition, on the basis of the representations, warranties, and agreements and subject to the terms and conditions stated in this Agreement, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an aggregate of 208,350 Optional Shares from the Company at the purchase price per share equal to the Subscription Price in the percentages set forth opposite their names on SCHEDULE
A. The number of Optional Shares subject to such option shall be reduced by the number of Oversubscription Shares, if any, sold by the Company pursuant to the Oversubscription Option (as defined in Section 4 below). The option granted hereunder may be exercised in whole or in part at any time and from time to time upon written or facsimile notice, or verbal or telephonic notice confirmed by written or facsimile notice, by the Underwriters to the Company within 30 days from the date on which the Company's transfer agent provides the Underwriters with a final accounting of the number of shares of Common Stock sold pursuant to the exercise of Rights in the Rights Offering. Such notice from the Underwriters to the Company shall set forth the aggregate number of Optional Shares as to which the Underwriters are exercising the option. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the percentage of Optional Shares (subject to such adjustments to eliminate fractional shares as Burnham Securities Inc. may determine) set forth opposite its name on SCHEDULE A. Burnham Securities Inc. may cancel the option at any time prior to its exercise by giving written notice of such cancellation to the Company.

      3. Delivery and Payment.

         (a) THE FIRST CLOSING DATE. Delivery of certificates for the Unsubscribed Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Burnham Securities Inc.,1325 Avenue of the Americas, New York, New York (or such other place as may be agreed to by the Company and the Underwriters) at 9:00 a.m. New York time, on the fifth business day after the date on which the Company's transfer agent provides the Underwriters with a final accounting of the number of shares of Common Stock sold pursuant to the exercise of Rights in the Rights Offering (the time and date of such closing are called the "FIRST CLOSING DATE"). The First Closing Date may be changed by the agreement of the Underwriters and the Company.

         (b) THE SECOND CLOSING DATE. Delivery of certificates for the Optional Shares, if any, to be purchased by the Underwriters and payment therefor shall be made at the offices of Burnham Securities Inc.,1325 Avenue of the Americas, New York, New York (or such other place as may be agreed to by the Company and the Underwriters) at 9:00 a.m. New York time, on the fifth business day after the date on which the Underwriters provide notice to the Company pursuant to
Section 2(b) of this Agreement that the Underwriters have elected to exercise their option with respect to all or a portion of the Optional Shares (the time and date of such closing are called the "SECOND CLOSING DATE," and the First Closing Date and the Second Closing Date are each referred to as a "CLOSING DATE"). The Second Closing Date may be changed by the agreement of the Underwriters and the Company.

         (c) PUBLIC OFFERING OF THE SHARES. The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public upon the terms described in the Prospectus, their respective portions of the Underwritten Shares as soon after this Agreement has been executed as the Underwriters, in their sole judgment, have determined is advisable and practicable.

         (d) PAYMENT FOR THE UNDERWRITTEN SHARES. Payment for the Underwritten Shares purchased by the Underwriters pursuant to Section 2 of this Agreement shall be made on the First Closing Date (and, if applicable, the Second Closing
Date) by certified check payable in immediately available funds drawn to the order of the Company or by wire transfer of immediately available funds to the order of the Company. The amount of such payments shall be reduced, in accordance with Section 6(b) of this Agreement, by the amounts payable by the Company to the Underwriters pursuant to Section 6(a) of this Agreement.

         (e) DELIVERY OF THE UNDERWRITTEN SHARES. The Company shall deliver, or cause to be delivered, to the Underwriters on the First Closing Date (and, if applicable, the Second Closing Date) certificates for the Unsubscribed Shares (and, in the case of the Second Closing Date, the Optional Shares) to be purchased by the Underwriters pursuant to Section 2 of this Agreement against payment therefor in accordance with Section 3(d) and Section 6(b) of this Agreement. The certificates for such Underwritten Shares shall be in definitive form and registered in such names and denominations as the Underwriters shall have requested at least two full business days prior to the relevant Closing Date and shall be made available for inspection on the business day preceding the relevant Closing Date at a location in New York City as the Underwriters may designate. Time shall be of the essence, and delivery at substantially the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

      4. RIGHTS OFFERING. The Company shall issue to each shareholder of record on the Record Date one right for each share of Common Stock held on that date. Each right will be exercisable to purchase one share of Common Stock at the Subscription Price. The Rights Offering will commence as soon as practicable after the execution of this Agreement and shall remain open until 5:00 p.m. New York time on March ___, 1999, or such later date to which the Company may extend the Rights Offering, subject to the consent of the Underwriters, at which time the Rights Offering will terminate. Each holder of rights who elects to exercise all of his rights may also subscribe for an unlimited number of additional shares of Common Stock that are not otherwise purchased by holders of Rights. The Company has the option (the "OVERSUBSCRIPTION OPTION") to sell up to an additional 208,350 Oversubscription Shares solely to cover exercises of such oversubscription privileges exceeding the 1,389,000 shares of Common Stock underlying the Rights.

      5. ADDITIONAL COVENANTS OF THE COMPANY. The Company further covenants and agrees with each Underwriter that:

         (a) SECURITIES ACT COMPLIANCE; REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. The Company will promptly notify the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, (v) of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, (vi) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or (vii) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date as of which, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters or their counsel object.

                (b) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND OTHER SECURITIES ACT MATTERS. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriters or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 5(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (c) COPIES OF EACH PRELIMINARY PROSPECTUS, THE PROSPECTUS AND ANY AMENDMENTS AND SUPPLEMENTS. The Company agrees to furnish the Underwriters and counsel for the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request.

         (d) BLUE SKY COMPLIANCE. The Company will cooperate in taking such action as may be necessary to qualify or register the Shares for offer and sale under (or obtain exemptions from the application of) the Blue Sky or securities laws of such jurisdictions as the Underwriters may designate and to continue such qualifications, registrations and exemptions in effect so long as may be required for the purposes of the distribution of the Shares. In each jurisdiction where the Shares may be qualified for offer and sale, the Company will file such statements or reports as may be required by the laws of the jurisdiction. No qualification will be required if as a result the Company would be required to qualify as a foreign corporation to do business in any jurisdiction where it is not already so qualified, to file any general consent to service of process under the laws of any jurisdiction, or to subject itself to taxation as doing business in any jurisdiction. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (e) FUTURE REPORTS TO THE UNDERWRITERS. During the period of three years from the First Closing Date, upon request by the Underwriters the Company will deliver to the Underwriters as soon as practicable after the end of each fiscal year copies of each annual report to the security holders of the Company, and upon request by the Underwriters will deliver to the Underwriters:

             (1) within 90 days after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries, if any, on a consolidated basis, all such reports to include such information and in such form as the Company shall be required to include in reports for that fiscal year to be filed with the Commission, and all to be certified by independent public accountants;

             (2) within 45 days after the end of each quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies of the financial statements of the Company and its subsidiaries, if any, on a consolidated basis, for that period and as of the end of that period, including such information and in such form as the Company shall be required to include in reports for that period to be filed with the Commission, all subject to year-end adjustment, certified by the principal financial or accounting officer of the Company;

             (3) copies of all other statements, documents, or other information which the Company shall mail or otherwise make available to any class of its security holders, or shall file with the Commission, the NASD, the Nasdaq Stock Market or any securities exchange; and

             (4) such other information as may reasonably be requested with reference to the properties, business, and affairs of the Company and its subsidiaries.

         (f) EARNINGS STATEMENT. As soon as practical, but in any event not later than the first day of the fifteenth full calendar month following the effective date of the Registration Statement, the Company will make generally available to its security holders, in accordance with Section 11(a) of the Act, and to the Underwriters, an earnings statement of the Company and its subsidiaries, if any, in reasonable detail and covering a period of at least 12 months beginning after the effective date of the Registration Statement and will advise the Underwriters that such statement has been so made available.

         (g) USE OF PROCEEDS. The Company will apply the net proceeds from the sale of the Shares sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

         (h) EXCHANGE ACT REGISTRATION. As soon as practicable, but in any event not later than the effective date of the Registration Statement, the Company will file with the Commission its registration statement to register under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Common Stock of the Company and, after making such filing, will take all actions required by the applicable rules of the Commission to cause such registration to become effective.

         (i) PERIODIC REPORTING OBLIGATIONS. During the Prospectus
Delivery Period the Company shall file, on a timely basis, with the Commission and, if required, any securities exchange on which the Common Stock is listed or quoted, all reports and documents required to be filed under the Exchange Act or the rules of any such securities exchange. Additionally, the Company shall include in its filings with the Commission all disclosure as may be required under Rule 463 under the Act.

         (j) TRANSFER AGENT. The Company shall engage and maintain, at its expense, a transfer agent and registrar for the Common Stock reasonably acceptable to the Underwriters.

         (k) PUBLICITY. During the pendency of the Rights Offering, no news releases or other publicity about the Company will be permitted without the prior approval of legal counsel to the Underwriters and the Company.

         (l) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. During the period of 180 days following the date of the Prospectus, the Company will not, without the prior written consent of Burnham Securities Inc. (which consent may be withheld at the sole discretion of Burnham Securities Inc.), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than pursuant to the Rights Offering and as otherwise contemplated by this Agreement with respect to the Shares); PROVIDED, HOWEVER, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or shares of Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus and may issue shares of Common Stock in connection with the acquisition of additional battery companies, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180-day period without the prior written consent of Burnham Securities Inc. (which consent may be withheld at the sole discretion of Burnham Securities Inc.).

      6. FEES; EXPENSES.

         (a) Fees. As compensation to the Underwriters for their services in connection with the transactions contemplated by this Agreement and their commitment hereunder, the Company hereby agrees to pay to the Underwriters the following fees:

             (1) $312,525.00 (representing 3.75% of the Subscription Price for each of the 1,389,000 shares of Common Stock underlying the Rights);

             (2) 5.25% of the Subscription Price for each Unsubscribed Share purchased by the Underwriters pursuant to Section 2(a) of this Agreement;

             (3) 3.75% of the Subscription Price for each Oversubscription Share sold by the Company pursuant to the Oversubscription Option; and

             (4) 9.00% of the Subscription Price for each Optional Share purchased by the Underwriters pursuant to Section 2(b) of this Agreement.

          (b) PAYMENT OF FEES. Payment of the fees payable by the Company to the Underwriters pursuant to Section 6(a) of this Agreement shall be made as follows:

             (5) In the event that the aggregate amount of fees payable by the Company pursuant to Sections 6(a)(i), (ii) and (iii) is less than the aggregate purchase price for the Unsubscribed Shares being purchased by the Underwriters pursuant to Section 2(a) of this Agreement, then the aggregate amount of such fees shall reduce the amount payable on the First Closing Date by the Underwriters to the

          Company pursuant to Section 3(d) of this Agreement for the purchase of the Unsubscribed Shares being purchased by the Underwriters pursuant to Section 2(a) of this Agreement.

             (6) In the event that the aggregate amount of fees payable by the Company pursuant to Sections 6(a)(i), (ii) and (iii) is greater than the aggregate purchase price for the Unsubscribed Shares being purchased by the Underwriters pursuant to Section 2(a) of this Agreement, then the aggregate amount of such fees shall be paid as follows: (a) such amount shall first be applied toward the purchase price of the Unsubscribed Shares being purchased by the Underwriters pursuant to Section 2(a) of this Agreement, such that no amount shall be payable on the First Closing Date by the Underwriters to the Company pursuant to Section 3(d) of this Agreement, and (b) payment for the remaining portion of such fees shall be made on the First Closing Date by wire transfer of immediately available funds according to the instructions of the Underwriters.

             (7) The fees, if any, payable by the Company pursuant to Section 6(a)(iv) shall reduce the amount, if any, payable on the Second Closing Date by the Underwriters to the Company pursuant to Section 3(d) of this Agreement for the purchase of the Optional Shares being purchased by the Underwriters pursuant to Section 2(b) of this Agreement.

             (c) EXPENSES. The Company agrees, whether or not the transactions contemplated under this Agreement are consummated, to pay all fees, costs, and expenses incurred by the Company in connection with or incident to the issuance, purchase, sale and delivery of the Shares including, without limitation (i) the expenses and fees incident to the preparation, printing and filing of the Registration Statement and all amendments and all exhibits thereto with the Commission; (ii) fees and expenses of the Company's counsel and accountants;
(iii) costs of printing and preparing appropriate filing documents and as many copies of the appropriate selling documents as the Underwriters may deem necessary, and any subsequent distribution thereof, and related expenses, including all amendments and supplements to such documents; (iv) the preparation and publication of tombstone advertising if mutually agreed to by the Company and the Underwriters; (v) direct expenses incurred in connection with so-called "road show" activities; (vi) all expenses and disbursements associated with the due diligence inquiries of the Company's counsel; (vii) charges of any escrow agent, information agent, solicitation firm, or other professionals assisting the Company in connection with the Rights Offering; (viii) all fees and expenses of the transfer agent and registrar of the Common Stock; (ix) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters; (x) all due diligence fees and expenses of the Underwriters and all fees and expenses of the Underwriters' counsel, up to an aggregate of $75,000; (xi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the Blue Sky laws (whether by the Company upon the exercise of Rights issued in the Rights Offering or by the Underwriters); (xii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Shares; (xiii) the fees and expenses associated with listing or quoting the Shares on a securities exchange and the Nasdaq SmallCap Market; and (xiv) all other fees, costs and expenses referred to in
Item 25 of Part II of the Registration Statement.

                (d) FEE OF QUALIFIED INDEPENDENT UNDERWRITER. In addition to the other fees payable pursuant to this Section 6, the Company shall pay to Burnham Securities Inc. a fee of $10,000 in consideration for the agreements of Burnham Securities Inc. contained in Section 10 of this Agreement, payable on the First Closing Date.

                (e) OTHER COSTS AND EXPENSES. Except as provided in this Section 6 and in Section 8 of this Agreement, the Underwriters will pay all of their own costs and expenses, including stock transfer taxes levied upon resale of any of the Underwritten Shares, and any advertising expenses connected with any offers it may make.

7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters under this Agreement will be subject to the accuracy in all material respects of the representations and warranties of the Company set forth in this Agreement as of the date hereof and, with respect to the Unsubscribed Shares, as of the First Closing Date as though then made, and, with respect to the Optional Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and obligations hereunder in all material respects and to the following additional conditions:

                (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER; NO OBJECTION FROM NASD. Prior to the First Closing Date, the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Act) in the manner and within the time period required by Rule 424(b) under the Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Underwriters, contemplated or threatened by the Commission, and any request for additional information made by the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. The NASD shall have raised no obligation to the fairness and reasonableness of the underwriting terms and arrangements.

                (b) BLUE SKY COMPLIANCE. The shares of Common Stock to be acquired pursuant to the exercise of Rights (including the Oversubscription Shares, if and to the extent issued) shall have been qualified or registered for sale under (or the Company shall have obtained exemptions from the application of) the Blue Sky or securities laws of the jurisdictions set forth on SCHEDULE B, and the Underwritten Shares shall have been qualified or registered for sale under (or the Company shall have obtained exemptions from the application of) the Blue Sky or securities laws of the jurisdictions set forth on SCHEDULE C.

                (c) AMENDMENTS TO THE REGISTRATION STATEMENT AND THE PROSPECTUS. No amendments to the Registration Statement or the Prospectus to which the Underwriters or the Underwriters' counsel shall have reasonably objected shall have been filed, and any such amendments as said counsel shall have reasonably requested shall have been filed.

                (d) ADEQUACY OF DISCLOSURE; NO MATERIAL ADVERSE CHANGE. The Underwriters shall not have discovered and disclosed in writing to the Company prior to the First Closing Date and, with respect to the Optional Shares, the Second Closing Date, that the Registration Statement or the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, contains an untrue statement of fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements in the Registration Statement or the Prospectus not misleading. Prior to the First Closing Date and, with respect to the Optional Shares, prior to the Second Closing Date, in the judgment of the Underwriters there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the Company's business, operations, financial condition, income or business prospects, whether or not arising from transactions in the ordinary course of business.

                (e) ACCOUNTANTS' COMFORT LETTERS. On the date of execution of this Agreement and on the each of the First Closing Date and the Second Closing Date, the Underwriters shall have received from KPMG LLP a letter addressed to the Underwriters dated the date of this Agreement or the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and (i) in the letter dated the date of this Agreement, stating their conclusions and findings with respect to the audited financial statements and certain other financial, accounting and statistical information and other matters contained in the Registration Statement as have been approved by the Underwriters prior to the execution of this Agreement and (ii) in the letters dated the First Closing Date and the Second Closing Date, reaffirming the statements made by them in their letter dated the date of this Agreement. The specified date referred to in the letter dated the date of this Agreement for the carrying out of procedures shall be no more than five days prior to the date of this Agreement. The specified date referred to in the letters dated the First Closing Date and the Second Closing Date for the carrying out of procedures shall be no more than five days prior to such Closing Date.

        The Underwriters shall have received an additional two conformed copies of each such accountants' letter.

                (f) OPINION OF COUNSEL FOR THE COMPANY. On each of the First Closing Date and the Second Closing Date the Underwriters shall have received from Brown, Rudnick, Freed & Gesmer, counsel for the Company, a written opinion dated as of such Closing Date to the effect that:

                         (i) To the best of such counsel's knowledge, there are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

                         (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with full power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the State of Connecticut.

                         (iii) The authorized, issued, and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The Common Stock (including the Shares) conforms to the description thereof contained in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal securities laws. All of the Rights have been duly authorized and, when issued and distributed as described in the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company having the rights described in the Registration Statement and the Prospectus. None of the outstanding shares of Common Stock were issued in violation of any statutory preemptive rights or any preemptive rights under the Company's certificate of incorporation or bylaws or, to such counsel's knowledge, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. None of the

        Rights when issued will have been issued in violation of any statutory preemptive rights or any preemptive rights under the Company's certificate of incorporation or bylaws, or, to such counsel's knowledge, rights of first refusal or other similar rights. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company known to such counsel other than those described in the Registration Statement and the Prospectus. The description of the Company's equity incentive plan and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The shares of Common Stock acquired pursuant to the exercise of Rights have been duly authorized for issuance and sale to the holders of the Rights and, when any such shares are issued and delivered by the Company pursuant to the exercise of Rights, such shares will be duly and validly issued and fully paid and nonassessable. The Underwritten Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when any Underwritten Shares are issued and delivered by the Company pursuant to this Agreement, such shares will be duly and validly issued and fully paid and nonassessable.

                         (iv) To the best of such counsel's knowledge, except as described in the Registration Statement and the Prospectus, the Company has no subsidiaries and has no ownership or proprietary interest in any other business, corporation, firm, partnership, joint venture, association or other entity and is not party to any agreement or understanding, written or oral, regarding the acquisition of, or of an interest in, any business, corporation, firm, partnership, joint venture, association or other entity.

                         (v) To the best of such counsel's knowledge, the Company has not received any notice of any proceeding relating to the revocation or modification of, or non-compliance with, any certificate, authorization or permit issued by any federal, state, local or foreign regulatory agency or body relating to the conduct of the Company's business.

                         (vi) No consent, approval, authorization, or order of, or registration or filing with, any court or any governmental or regulatory agency or body having jurisdiction over the Company or over any of its properties or operations is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act, the Exchange Act, the Blue Sky or securities laws of any jurisdiction, the NASD, the Nasdaq SmallCap Market and the Boston Stock Exchange.

                         (vii) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms.

                         (viii) The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the Company's certificate of incorporation or bylaws,
        (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any security interest, mortgage, lien, charge, encumbrance, restriction, claim or other defect upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument known to such counsel, except for such conflicts, breaches, Defaults, security interests, mortgages, liens, charges, encumbrances, restrictions, claims or other defects as would not, individually or in the aggregate, have a material adverse effect on the Company's business, operations, financial condition, income or business prospects, and except for such consents as have been obtained and (iii) will not result in any violation of any law, order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental instrumentality, or court, domestic or foreign (other than state securities or Blue Sky laws or applicable anti-fraud provisions of federal securities laws, as to which we express no opinion except as otherwise set forth herein), except for such violations as would not, individually or in the aggregate, have a material adverse effect on the Company's business, operations, financial condition, income or business prospects.

                         (ix) Except as may otherwise be stated in the Registration Statement and the Prospectus, to the best of such counsel's knowledge no action, suit, or proceeding at law or in equity is pending or threatened against the Company or any officer or director of the Company or affecting the Company's properties or assets in, before, or by any court, governmental commission, board, or other administrative agency, in which an unfavorable decision, ruling or finding could reasonably be expected, individually or in the aggregate, to affect materially and adversely the consummation of the transactions contemplated by this Agreement and the Registration Statement and the Prospectus or the business, operations, financial condition, income, properties, management or business prospects of the Company.

                         (x) Other than as disclosed in the Registration Statement and the Prospectus, to the best of such counsel's knowledge there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                         (xi) The Registration Statement and Prospectus associated with the Rights Offering complied as to form in all material respects with applicable Federal securities laws, and the Rights Offering has closed.

        In addition, such counsel shall also state that such counsel has participated in conferences with representatives of the Underwriters, officers and representatives of the Company and representatives of the independent public accountants of the Company, at which conferences the contents of the

Registration Statement and the Prospectus and related matters were discussed and that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective or at the First Closing Date or the Second Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the First Closing Date or the Second Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, that such counsel need not express any comment with respect to the financial statements, supporting schedules or other financial and statistical data contained in the Registration Statement or the Prospectus.

        The Underwriters shall have received an additional two conformed copies of such counsel's opinion.

                (g) OPINION OF COUNSEL FOR THE UNDERWRITERS. On each of the First Closing Date and the Second Closing Date the Underwriters shall have received from Fulbright & Jaworski L.L.P., counsel for the Underwriters, an opinion, in form and substance satisfactory to the Underwriters, dated as of such Closing Date, with respect to such matters as are customarily contained in such opinions, and the Company shall have furnished to the Underwriters' counsel such documents, certificates, and opinions as they may reasonably have requested for the purpose of enabling them to pass upon such matters. The Underwriters shall have received an additional two conformed copies of such counsel's opinion.

                (h) OFFICERS' CERTIFICATE. On each of the First Closing Date and the Second Closing Date the Underwriters shall have received a certificate, dated as of such Closing Date, of the President and the Chief Financial Officer of the Company to the effect that:

                (1) The representations and warranties of the Company contained in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement on or prior to such Closing Date;

                (2) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement has been issued, and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been instituted or is contemplated or threatened;

                (3) Each signer of the certificate has carefully examined the Registration Statement and the Prospectus, and, to his or her best knowledge, neither the Registration Statement nor the Prospectus includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and since the effective date of the Registration Statement there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

                (4) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and, except as set forth or contemplated in the Prospectus: (a) the Company has not incurred any obligations or any direct or contingent material liabilities or commitments, except in the ordinary course of business,
        (b) the Company has not entered into any material transaction not in the ordinary course of business, (c) the Company has not paid or declared any dividends or other distributions on its capital stock, and (d) there has not been any change in the capital stock of the Company, any increase in the long-term indebtedness of the Company, any increase in the short-term indebtedness of the Company except in the ordinary course of business, or any material adverse change in the business, prospects, financial position, net assets, or results of operations, present or prospective, of the Company;

                (5) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the conduct of the business and operations of the Company have not been materially interfered with by strike, fire, flood, hurricane, accident, or other calamity (whether or not insured) or by any court or governmental action, order, or decree, and the properties of the Company have not sustained any material loss or damage (whether or not insured) as a result of any such occurrence; and

                (6) For the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any material adverse change, or development that could reasonably be expected to result in a material adverse change, in the Company's business, operations, financial condition, income or business prospects, whether or not arising from transactions in the ordinary course of business.

                (i) LITIGATION AND OTHER PROCEEDINGS. On the First Closing Date and, with respect to the Optional Shares, the Second Closing Date, the Company shall not be a party to or involved in any arbitration, litigation, or governmental proceeding which is then pending, or to the knowledge of the Company threatened, of a character which could reasonably be expected to affect the Company adversely or which would be required to be disclosed in the Registration Statement, other than that which is disclosed in the Prospectus.

                (j) LOSSES. Prior to the First Closing Date and, with respect to the Optional Shares, the Second Closing Date, the Company shall not have sustained any loss or interference with its business on account of fire, flood, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, or degree which, in the judgment of the Underwriters, materially and adversely affects the business of the Company.

                (k) TENDER AND DELIVERY OF UNDERWRITTEN SHARES. All of the Underwritten Shares being purchased by the Underwriters shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

                (l) LOCK-UP AGREEMENT FROM CERTAIN STOCKHOLDERS OF THE COMPANY. On the date hereof, the Company shall have furnished to the Underwriters an agreement in the form of EXHIBIT A hereto from each director, officer and each beneficial owner of 5% or more of the Common Stock as of the Record Date (determined according to Rule 13d-3 under the Exchange Act, except that a 180-day period shall be used rather than the 60-day period set forth therein), and such agreement shall be in full force and effect on the First Closing Date and, with respect to the Optional Shares, the Second Closing Date.

                (m) ADDITIONAL DOCUMENTS. The Company shall have furnished to the Underwriters such other certificates, documents, and opinions as the Underwriters may have reasonably requested (including certificates of officers of the Company) as to the accuracy in all material respects, at and as of the First Closing Date and, with respect to the Optional Shares, the Second Closing Date, of the representations and warranties of the Company in this Agreement, the performance by the Company of its obligations under this Agreement, and other conditions concurrent and precedent to the obligations of the Underwriters under this Agreement.

                (n) SECRETARY'S CERTIFICATE. On each of the First Closing Date and the Second Closing Date, the Underwriters shall have received a written certificate executed by the Secretary of the Company dated as of such date, in customary form and having customary contents.

        If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the First Closing Date or, with respect to the Optional Shares, prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6(b) and Section 8 shall at all times be effective and shall survive such termination.

        The opinions, letters and certificates mentioned in this section or elsewhere in this Agreement will be deemed to be in compliance with the provisions of this Agreement only if they are in all material respects satisfactory to the Underwriters and counsel for the Underwriters.

        Any certificate signed by an officer of the Company and delivered to the Underwriters or counsel for the Underwriters will be deemed a representation and warranty by the Company to the Underwriters as to the statements made in the certificate.

8.       INDEMNIFICATION AND CONTRIBUTION.

                (a) INDEMNIFICATION OF THE UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Act, or any application or other instrument filed in any jurisdiction in order to qualify or register the Shares for offer and sale under (or obtain exemptions from the application of) the Blue Sky or securities laws of such jurisdiction ("BLUE SKY APPLICATION"), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or any Blue Sky Application, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) with respect to any loss, claim, damage, liability or expense incurred by Burnham Securities Inc., in whole or in part its responsibilities as a qualified independent underwriter in accordance with Rule 2720 of the Conduct Rules of the NASD with respect to the Rights Offering and the offering of Shares by the Underwriters; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Burnham Securities Inc.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus or the

Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5 of this Agreement and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

                (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer, or controlling person for any and all expenses (including the reasonable fees and expenses of counsel chosen by the Company) as such expenses are reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table after the first paragraph and in the fourth, seventh and eighth paragraphs under the caption "The Standby Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                (c) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Burnham Securities in the case of Section 8(b) and Section 8(e)) representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                (d) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or, if such indemnifying party in good faith disputes the amount of such fees and expenses due to the indemnified party and such indemnifying party shall have failed to provide the indemnified party with reasonable security for payment of such disputed amounts. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                (e) CONTRIBUTION. If the indemnification provided for in Sections 8(a) through 8(d) is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount and fees received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate Price to Public of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8(e); PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

        Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the underwriting fees and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 8(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in SCHEDULE A. For purposes of this Section 8(e), each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company with the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

9. SURVIVAL OF AGREEMENTS, ETC. The respective indemnities, agreements, representations, warranties, and other statements of the Company, of its officers and of the Underwriters, as set forth in this Agreement, or made by them pursuant to this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results of any such investigation) made by or on behalf of the Company (or any of its officers or directors) or any Underwriter, or any controlling person of any of them, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

10. QUALIFIED INDEPENDENT UNDERWRITER. Burnham Securities Inc. hereby confirms its agreement to act in connection with the Rights Offering and the offering of Shares by the Underwriters as a qualified independent underwriter within the meaning of Rule 2720 of the Conduct Rules of the NASD and represents that Burnham Securities Inc. satisfies or will satisfy at the times designated in Rule 2720(b)(15) the requirements set forth therein. Burnham Securities Inc. agrees to undertake the legal responsibilities and liabilities of an underwriter under the Act, specifically those under Section 11 of the Act. Burnham Securities Inc. hereby consents to be named in the Registration Statement and the Prospectus as having acted as qualified independent underwriter.

11. TERMINATION. Prior to the First Closing Date this Agreement may be terminated by the Underwriters by notice given to the Company at any time (i) if any calamitous domestic or international event or act or occurrence has disrupted the general securities market in the United States; (ii) if trading in the Common Stock (on a when-issued basis) shall have been suspended by the Commission, the Nasdaq SmallCap Market or the Boston Stock Exchange; (iii) if trading on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the Boston Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; (iv) if the United States shall have become involved in a war or major hostilities which, in the Underwriters' opinion, affects the general securities market in the United States; (v) if a banking moratorium has been declared by any New York, Connecticut or federal authority; (vi) if the Company shall have sustained a loss material to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or any legal or governmental proceeding;

(vii) if, in the reasonable judgment of the Underwriters, there shall have been such material adverse change, or any development involving a prospective material adverse change in the financial condition, net worth or results of operations of the Company since December 31, 1998 or in the business prospects or conditions of the Company since the date of the Prospectus, or that materially and adversely impacts this Agreement; (viii) if the Dow Jones Industrial Average shall have fallen by 12.5% or more from its closing price on the day immediately preceding the First Closing Date; (ix) if there shall be such material adverse market conditions (whether occurring suddenly or gradually between the date hereof and the First Closing Date) affecting the markets generally as in the Underwriters' reasonable judgment would make it inadvisable to proceed with the offering, sale or delivery of the Shares; (x) if the Rights shall not have been mailed to the stockholders of the Company prior to 5:00 p.m. New York time on February ___, 1999 [5 DAYS AFTER DATE OF THIS AGREEMENT], provided that the Underwriters may not terminate this Agreement pursuant to this subsection (x) unless they shall have provided notice to the Company of such termination prior to the Company having mailed the Rights to the stockholders of record of the Company; (xi) if the Rights Offering shall not have closed by April 30, 1999; or (xiii) if the Company shall have amended in any material respect the terms of the Rights Offering from the terms described in the Prospectus without the express written consent of the Underwriters. Except as set forth in Section 6(c) of this Agreement, any termination pursuant to this
Section 11 shall be without liability on the part of the Company to any Underwriter, and any Underwriter to the Company, provided that the provisions of
Section 8 shall at all times be effective and shall survive such termination.

12. NOTICES. Any notice under this Agreement to the respective persons indicated will be sufficient if given or confirmed in writing or by telegraph addressed as respectively indicated or to such other address as shall be indicated by a notice given to each of the following persons:

                (i)  To the Underwriters addressed to:

                         Burnham Securities Inc.
                         1325 Avenue of the Americas
                         17th Floor
                         New York, NY  10019
                         Attention:  Richard Lewisohn, III

                         With a copy to:

                         Loeb Partners Corporation
                         61 Broadway
                         New York, NY 10006
                         Attention: Warren D. Bagatelle

                         and

                         Fulbright & Jaworski L.L.P.
                         666 Fifth Avenue
                         New York, NY  10103
                         Attention:  Merrill M. Kraines, Esq.

                (ii) To the Company addressed to:

                         Evercel, Inc.
                         3 Great Pasture Road
                         Danbury, CT  06813
                         Attention:  Jerry D. Leitman, President

                         With a copy to:

                         Brown, Rudnick, Freed & Gesmer
                         One Financial Center
                         Boston, MA  02111
                         Attention:  Philip J. Flink, Esq.

13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the Underwriters, the Company, and their successors and assigns. Nothing expressed in this Agreement is intended, or will be construed, to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy, or claim under this Agreement, this Agreement and all conditions and provisions in this Agreement being intended to be and being for the sole and exclusive benefit of the persons mentioned in the preceding sentence. Notwithstanding the preceding sentence, the representations, warranties, indemnities and contribution obligations of the Company included in this Agreement will also be for the benefit of any person who controls any Underwriters within the meaning of Section 15 of the Act and the indemnities and contribution obligations of the Underwriters will also be for the benefit of each officer of the Company who signs the Registration Statement, each director of the Company and any person who controls the Company within the meaning of
Section 15 of the Act. No purchaser of any Shares from any Underwriters will be deemed a successor because of such purchase.

14. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable. 1.

15. APPLICABLE LAW; VENUE. This Agreement will be construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles. The Company hereby irrevocably consents to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or with respect to the transactions contemplated hereby, and expressly consents to service of process by registered mail and waives any and all objections it may have as to venue in any of such courts.

16. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        If this Agreement correctly sets forth our understanding, please indicate your acceptance in the space provided below for that purpose.

                                             Respectfully,

                                             EVERCEL, INC.



                                             By:
                                                ---------------------------
                                                Name:
                                                Title:





Accepted as of the day and
year first above written:


BURNHAM SECURITIES INC.
For itself and on behalf of
Loeb Partners Corporation



By
   --------------------------------
      Name:
      Title:

EVERCEL
                                   SCHEDULE A


UNDERWRITERS                                                                            %
------------                                                                           ---
Loeb Partners Corporation...............................................................50
Burnham Securities Inc..................................................................50

                                   SCHEDULE B

                                   SCHEDULE C

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

                                                                 February , 1999


Burnham Securities Inc.
Loeb Partners Corporation
c/o Burnham Securities Inc.
1325 Avenue of the Americas
17th Floor
New York, NY 10019

Ladies and Gentlemen:

      This letter is being delivered to you in connection with the proposed Standby Underwriting Agreement (the "Standby Agreement") among Evercel, Inc., a Delaware corporation (the "COMPANY"), and you (the "UNDERWRITERS"), relating to the grant by the Company to holders of its Common Stock, $.01 par value per share (the "COMMON STOCK"), transferable subscription rights (the "Rights") to subscribe for and purchase additional shares of Common Stock. The Rights will expire on March ___, 1999 (the "Expiration Date").

      The undersigned recognizes that the Standby Agreement will be of benefit to the undersigned and will benefit the Company by, among other things, assisting the Company in raising additional capital for its operations. The undersigned acknowledges the Underwriters are relying on the representations and agreements of the undersigned contained in this letter in entering into the Standby Agreement with the Company.

      In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Burnham Securities Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the Expiration Date. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the

Burnham Securities Inc.
Loeb Partners Corporation
Page 2


transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

      This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. If for any reason the Standby Agreement (i) shall not have been entered into prior to March 31, 1999 or (ii) shall be terminated prior to the First Closing Date (as defined in the Standby Agreement), the agreement set forth above shall be terminated.



                                               Printed Name of Holder:


                                               ---------------------------------



                                               By:
                                                  ------------------------------
                                                     Signature

                                               Printed Name of Person Signing
                                               (If different from Holder):


                                               ---------------------------------



(AND INDICATE CAPACITY OF PERSON SIGNING IF SIGNING AS CUSTODIAN, TRUSTEE, OR ON BEHALF OF AN ENTITY)


--------------------------------------------------------------------------------